                                                                  EXHIBIT 10.E.7



                      PLUM CREEK MANAGEMENT COMPANY, L.P.
                           MANAGEMENT INCENTIVE PLAN



             SECTION 1 - ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE

         1.1 Establishment of Plan. Plum Creek Management Company, L.P., a Delaware limited partnership (the "Company") hereby establishes the "PLUM CREEK MANAGEMENT COMPANY, L.P. MANAGEMENT INCENTIVE PLAN" (the "Plan") for the benefit of certain executives of the Company. Subject to the terms and conditions provided herein, the Plan provides for rewarding participating executives with a bonus in the form of cash and Units (as defined herein) representing an ownership interest in the Plum Creek Timber Company, L.P. (the "Partnership").

         1.2 Purpose. The purpose of the Plan is to help retain the services of participating executives, to align their interests with the interests of the partners of the Partnership, and to encourage participating executives to increase operating profitability, allocate capital wisely, and generate cash with the ultimate goals of improving current operating profitability and attaining appreciation in the value of the Units. Cash bonus payments and the transfer of Units under this Plan will reward participating executives with incentive compensation and ownership interests in the Partnership for which the Company serves as general partner and to which it provides management support through the efforts of the participating executives of the Company. This Plan is intended to be an unfunded "bonus program" within the meaning of the United States Code of Federal Regulations Section 2510.3-2(c) and is maintained primarily for the purpose of providing current and long-term incentives to a select group of management or highly compensated employees.

         1.3 Effective Date of Plan. The Plan shall be effective as of January 1, 1994 upon the approval of the Board of Directors of PC Advisory Corp. I (the "Board"), the general partner of PC Advisory Partners I, L.P., which serves as a general partner of the Company, which serves as the general partner of the Partnership.

                            SECTION 2 - DEFINITIONS

         2.1 Definitions. When used in the Plan, the following terms shall have the meanings specified below:

                 (a)      "Account" means a Participant's Unit Portion Account.

                 (b) "Average Price" of a Unit for any date means the average price, excluding commissions, paid by the Trustee per Unit purchased during the 90-day period beginning on such date relating to the Shadow Units credited to the Participant's Account pursuant to
         Section 6.2 or Section 6.3, whichever is applicable. In the event that the Trustee does not purchase any Units during such 90-day period, then the "Average Price" of a Unit means the average Market Price of a Unit during such 90-day period. Subject to Section 10, it is intended that the Trustee will purchase the Units relating to the Shadow Units credited to the Participant's Account pursuant to Section
         6.2 or Section 6.3, whichever is applicable, as soon as reasonably practicable following the commencement of such 90-day period.

                 (c) "Base Salary" means the regular salary accrued during the Plan Year, including any salary reduction contributions made to any plan maintained by the Company or any Related Company pursuant to
         Section 125 or Section 401(k) of the Code.

                 (d) "Beneficiary" means the person or entity determined to be a Participant's beneficiary pursuant to Section 16.

                 (e)      "Board" means the Board of Directors of PC Advisory
         Corp. I.

                 (f) "Bonus" means the amount of the incentive award earned under the Plan for a Plan Year as determined by the Committee pursuant to Section 5.5.

                 (g) "Bonus Percentage" means the percentage of the Participant's Base Salary for the Plan Year that may be earned as a Bonus with respect to the achievement of a goal established as part of the Participant's Performance Objectives.

                 (h) "Cash Portion" means that portion of the Participant's Bonus which shall be paid in cash following the end of the Plan Year in which it has been earned by the Participant.

                 (i) "Cause" means, when used in the phrase "for Cause" or "without Cause" in connection with a termination of employment, that the termination is evidenced by a resolution adopted in good faith by at least two-third (2/3rds) of the members of the Board who are not employees of the Company or the Partnership, that the Participant willfully engaged in conduct which is demonstrably and materially injurious to the Company or a Related Company, monetarily or otherwise; provided no termination of the Participant's employment shall be for Cause until there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct described above and specifying the particulars thereof in detail, and the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part, shall be considered "willful" unless the Participant acted, or failed to act, with an absence of good faith and without a reasonable belief that such action or failure to act was in the best interest of the Company or a Related Company. Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Participant after notice of termination is given to the Participant shall constitute Cause.

                 (j) "Change in Control" shall be deemed to occur at such time as Mr. John H. Scully and Mr. William E. Oberndorf no longer control, either individually or in the aggregate, the Company.

                 (k) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 (l) "Committee" means a committee of two or more Board members appointed by the Board.

                 (m) "Distribution Date" means the date a Partnership Distribution is paid to the unitholders.

                 (n)      "Effective Date" means January 1, 1994.

                 (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 (q) "Incentive Plans" means the Plan, the Plum Creek Management Company, L.P. Long-Term Incentive Plan, the Plum Creek Management Company, L.P. Key Employee Long-Term Incentive Plan and any other incentive plan maintained by the Company and designated by the Committee as an Incentive Plan.

                 (r) "Market Price" means with respect to a Unit, the closing reported sales price, regular way, per Unit on the New York Stock Exchange Composite Tape, or if Units are not then traded on such stock exchange, the principal national securities exchange on which Units are then traded, or if not so traded, the highest bid quotation on the over-the-counter market as reported by the National Quotations Bureau, or any similar organization, on any relevant date, or if not so reported, as determined by the Committee in a manner consistently applied.

                 (s) "Participant" means an executive employee of the Company selected for participation in the Plan for the Plan Year by the Committee pursuant to Section 4 or a current or former executive employee of the Company or a Related Company who was selected for participation in the Plan in a preceding Plan Year and who has any rights under the Plan.

                 (t) "Partnership Distributions" means cash distributions of the Partnership with respect to the Units, including all ordinary and extraordinary cash distributions.

                 (u) "Performance Objectives" means the performance criterion comprised of quantitative and qualitative goals established by the Committee with respect to each Participant and utilized by the Committee in determining the Participant's Bonus, if any, for the Plan Year.

                 (v) "Performance Period" means, with respect to the Unit Portion of a Bonus converted into Shadow Units, the period ending on the third anniversary of the end of the Plan Year with respect to which the Bonus was earned.

                 (w) "Permanent Disability" means a condition that results in the Participant's being totally disabled, whether due to physical or mental causes, to the extent that the Participant is prevented from engaging in further employment with the Company or any Related Company and the Participant's condition is likely to be permanent and continuous during the remainder of the Participant's life, as determined by the Committee, upon the basis of medical evidence.

                 (x) "Permissive Retirement" means a Participant's termination of employment with the Company and any Related Company, other than by reason of death or Disability, in accordance with any retirement policy established by the Committee and then in effect or designated by the Committee in writing as a Permissive Retirement.

                 (y) "Plan" means the Plum Creek Management Company, L.P. Management Incentive Plan, as set forth herein and as amended from time to time.

                 (z)      "Plan Year" means the Partnership's fiscal year.

                 (aa) "Related Companies" means the Partnership, Plum Creek Manufacturing, L.P., and Plum Creek Marketing, Inc., but not the Company, and any other entity owned, directly or indirectly, now or in the future, by the Partnership to the extent of 50% or more.

                 (ab) "Revocation Event" means a determination by the Board in its sole discretion that any of the following has occurred or is likely to occur:

                          (i) a determination by the Department of Labor or a court of competent jurisdiction that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA or

                          (ii) a determination by the Internal Revenue Service or a court of competent jurisdiction that any amount deposited in the Trust is taxable to any Participant or Beneficiary prior to the distribution to the Participant or Beneficiary of such amount.

                 (ac) "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 (ad) "Shadow Unit" means the right of a Participant to receive a Unit to be transferred (if not forfeited) pursuant to the terms of the Plan upon the expiration of the Performance Period.

                 (ae) "Trust" means any trust established in connection with the Plan.

                 (af)     "Trustee" means the trustee of the Trust.

                 (ag) "Unit Portion" means that portion of the Participant's Bonus which shall be converted to Shadow Units and credited to the Participant's Account.

                 (ah) "Unit Portion Account" means a book account maintained by the Company with respect to each Bonus earned by a Participant under the Plan reflecting the aggregate of the number of Shadow Units to which the Unit Portion of the Bonus was converted pursuant to Section 6.2 and the number of additional Shadow Units credited to the Participant for subsequent Partnership Distributions pursuant to Section 6.3.

                 (ai) "Units" means the depositary units representing limited partner interests in the Partnership, or such other substituted units as may replace them pursuant to Section 13 hereof.

Any terms defined in the Partnership Agreement have the same meaning in this Plan as in the Partnership Agreement.

                           SECTION 3 - ADMINISTRATION

         3.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret and construe any provision of the Plan, to determine eligibility and benefits under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to adopt such forms as it may deem appropriate for the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee under the Plan shall be final and binding for all purposes and upon all persons. Committee decisions shall be made by a majority of its members present at a meeting (which meeting may be held by telephone) at which a quorum is present. Any decision reduced to writing and signed by all members of the Committee shall be fully effective as if it had been made at a meeting duly held.

         3.2 Indemnification of Committee. The Company and the Partnership shall indemnify each member of the Committee (which, for purposes of this Section 3.2, includes any employee of the Company or a Related Company to whom the Committee has delegated any responsibility in the administration of the
Plan) against any and all claims, losses, damages, expenses, including counsel fees incurred by the Committee, and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or the Committee's determination, action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Company of any claim asserted against the Committee member, which notice, in the event of a lawsuit, shall be given within ten (10) days after receipt by the Committee member, and (ii) the timely receipt by the Company of an offer from the Committee member of an opportunity to participate in the settlement or defense of such claim.

         3.3 Cost. The Plan is maintained by the Company for administrative convenience. The expense and cost of funding the benefits shall be borne by the Company. All other costs associated with the Plan, including the cost of administration, shall be borne by the Partnership.

                   SECTION 4 - ELIGIBILITY AND PARTICIPATION

         4.1 Eligibility. Eligibility for participation in the Plan for the purpose of earning a Bonus for the Plan Year will be limited to those senior executive employees who, by the nature and scope of their position, are materially responsible for the management, growth, and success of the Partnership. Participation in the Plan for the purpose of earning a Bonus for each Plan Year shall be determined by the Committee in its sole discretion. Eligible senior executives selected for participation by the Committee shall be notified of their selection as soon as practicable.

         4.2 Partial Plan Year Participation. The Committee may select an eligible senior executive to participate for the remaining portion of the Plan Year following the date the Committee establishes as the effective date for such Participant's participation in the Plan. In such a case, the Participant's Bonus for the Plan Year shall be determined by the Committee based upon the portion of Participant's Base Salary for the Plan Year accrued on and after the effective date of the Participant's participation in the Plan.

         4.3 No Right to Participate. No provision contained in this Plan may be interpreted or construed to grant, and no action taken by the Committee will grant, any Participant who was eligible for a Bonus in a previous Plan Year or who continues to participate because of a Bonus earned with respect to a previous Plan Year, or any other eligible senior executive at any time, a right to be selected for participation for a Bonus in a current or future Plan Year. Nothing contained in this Section 4.3 shall affect any rights any executive may have pursuant to any separate written agreement.

                       SECTION 5 - DETERMINATION OF BONUS

         5.1 Performance Objectives. At the beginning of each Plan Year or, in the case of a senior executive selected for participation during the Plan Year pursuant to Section 4.2, as soon as practicable after the executive's selection for participation, the Committee shall establish Performance Objectives for each Participant participating for the purpose of earning a Bonus under the Plan for the Plan Year, including quantitative goals and qualitative goals. Quantitative goals shall be based in whole or in part upon measurements of the Company's, the Partnership's or a Related Company's financial or operational performance and may vary in relation to a Participant's duties or responsibilities. It is expected that quantitative goals will emphasize operating income, cash flow and free cash flow, or other quantitative measurements which have considerable bearing upon such financial measurements and may be significantly influenced by the Participant's managerial performance. Qualitative goals shall be based upon the achievement of immediate goals or the accomplishment of tasks assigned to the Participant which may or may not affect the Company's, the Partnership's or a Related Company's current financial performance, but are considered to have tactical significance in the Company's strategic plan to maximize the Partnership's overall financial performance. The Committee shall communicate to each Participant the Performance Objectives established for the Participant for the Plan Year and the Bonus Percentages assigned to each established goal as soon as practicable.

         5.2 Assignment of Bonus Percentages. With respect to each quantitative goal and each qualitative goal established as part of the Performance Objectives for a Participant for the Plan Year, the Committee shall assign a Bonus Percentage that shall be earned by the Participant if the respective goal is attained. The Committee may provide that a portion of the Bonus Percentage assigned to a goal may be earned by the Participant if the respective goal is not completely attained based upon either a schedule prescribed by the Committee or a determination made by the Committee in its sole discretion based on the Participant's performance with respect to the goal. The sum of Bonus Percentages assigned to all goals established as part of the Participant's Performance Objectives established for the Plan Year shall not exceed 100%.

         5.3 Adjustment of Performance Objectives and Bonus Percentages. During the Plan Year, the Committee shall have the right to adjust the Performance Objectives established for a Participant and the Bonus Percentage assigned to any goal if the Committee determines in its sole discretion that external changes or other unanticipated business conditions have either materially affected the desirability or significance of the established goals or unduly influenced the attainability of the established goals. Quantitative goals may be adjusted up or down, qualitative goals may be enhanced or diminished, goals may be eliminated, additional or substitute goals may be established, and the Bonus Percentage assigned to any goal may be increased or reduced; provided that after any adjustment made by the Committee pursuant to this Section 5.3, the sum of the Bonus Percentages assigned to all the goals comprising a Participant's Performance Objectives for the Plan Year shall not exceed 100%.

         5.4 Determination of Bonus Percentage Earned. As soon as reasonably practicable after the end of each Plan Year, the Committee shall determine the aggregate Bonus Percentage earned by each Participant who is actively employed by the Company or a Related Company on the last day of the Plan Year or who terminated employment with the Company or a Related Company during the Plan Year by reason of death, Permanent Disability or Permissive Retirement. The Committee shall determine the amount of the Bonus Percentage earned with respect to each quantitative goal and each qualitative goal established as part of the Participant's Performance Objectives. If the Committee determines that a goal was not attained because of unanticipated conditions not within the Participant's control, the Committee may in its sole discretion consider the Participant to have earned all or a portion of the Bonus Percentage assigned such goal based upon the Committee's assessment of the Participant's performance with respect to such goal.

         5.5 Final Bonus Determination. The Bonus of each Participant who is employed by the Company or Related Company on the last day of the Plan Year or who terminated employment with the Company or Related Company during the Plan Year either by reason of death, Permanent Disability or Permissive Retirement shall be equal to the Participant's Base Salary for the Plan Year multiplied by the aggregate Bonus Percentage, determined by the Committee pursuant to Section 5.4. A Participant who is not actively employed with the Company or a Related Company on the last day of the Plan Year and who did not terminate employment with the Company or a Related Company during the Plan Year by reason of death, Permanent Disability, or Permissive Retirement shall not be entitled to a Bonus for the Plan Year. The Committee, in its sole discretion, may accelerate the determination pursuant to Section 5.4 and this Section 5.5 of the Bonuses of all Participants in the event a Change in Control occurs during the Plan Year or the Bonus of any Participant who has terminated employment during the Plan Year by reason of death, Permanent Disability, or Permissive Retirement and may then accelerate payment of the Cash Portion or the Unit Portion of the Bonus or Bonuses so determined pursuant to Section 6.1 or Section 7, respectively.

                  SECTION 6 - CASH AND UNIT PORTIONS OF BONUS

         6.1 Cash and Unit Portions. One-half (50%) of the Bonus determined with respect to each Participant, referred to as the Cash Portion, shall be paid in cash following the end of the Plan Year at such time or times as the Committee shall determine. The Committee, in its sole discretion, may accelerate any payment to be made either with respect to a Participant who has terminated employment by reason of death, Permanent Disability, or Permissive Retirement or in the event a Change in Control occurs. The remaining one-half (50%) of each Participant's Bonus, referred to as the Unit Portion, shall be converted into Shadow Units to be credited to the Participant's Unit Portion Account established with respect to the Bonus earned for the Plan Year. Units as reflected by such Shadow Units credited to the Participant's Unit Portion Account shall be transferred to the Participant (if not forfeited pursuant to Section 6.4) at the time and in the manner provided by Section 7 and Section 11.

         6.2 Conversion of Unit Portion into Shadow Units. The Company shall maintain a Unit Portion Account for each Bonus earned by a Participant to reflect the Units to which the Participant is entitled with respect to such Bonus. The Unit Portion of each Participant's Bonus for the Plan Year shall be converted into Shadow Units to be credited to the Participant's Unit Portion Account as of the last day of the Plan Year in an amount of Shadow Units equal to

                 (a) the amount of the Unit Portion of the Participant's Bonus, divided by

                 (b) the Average Price of a Unit for the date the Cash Portion of the Bonus is paid to the Participant.

         6.3 Shadow Units Credited for Subsequent Partnership Distributions. The purpose of crediting Shadow Units for subsequent Partnership Distributions is to provide the Participant with an additional benefit with respect to each Bonus earned under the Plan equal to the value of the benefit the Participant would have received from Partnership Distributions if the Participant was the unitholder of the Units reflected by the Shadow Units credited to the Participant's Unit Portion Account and reinvested the

Partnership Distributions received in additional Units. On the Distribution Date of any Partnership Distribution, Shadow Units shall be credited to each Unit Portion Account maintained with respect to the Participant in an amount equal to

                 (a) the product of the Shadow Units credited to the Participant's Unit Portion Account as of the Distribution Date and the amount of the Partnership Distribution determined on a per Unit basis, divided by

                 (b)      the Average Price of a Unit for the Distribution Date.

         6.4 Forfeiture of Shadow Units. A Participant shall forfeit any Shadow Units credited to a Participant's Unit Portion Account and any related transfer of Units to be made under this Plan if, prior to the expiration of the Performance Period, the Participant's employment with the Company and any Related Company is terminated by the employer for Cause. Any Shadow Unit cancelled in accordance with this Section 6.4 shall, subject to Section 8, be available again to be credited to a Participant's Unit Portion Account pursuant to Section 6.2.

                         SECTION 7 - TRANSFER OF UNITS

         Upon the expiration of the Performance Period with respect to the Shadow Units credited to the Participant's Unit Portion Account attributable to the Bonus earned by the Participant for a Plan Year, the Company shall transfer or cause to be transferred to the Participant a number of Units equal to the number of whole Shadow Units then credited to the Participant's Unit Portion Account attributable to the Bonus earned by the Participant for such Plan Year, including any Shadow Units credited to the Participant's Unit Portion Account for subsequent Partnership Distributions pursuant to Section 6.3, less any withholding pursuant to Section 14. The Committee, in its sole discretion, may accelerate any payment to be made either with respect to a Participant who has terminated employment by reason of death, Permanent Disability or Permissive Retirement or in the event a Change in Control occurs.

                          SECTION 8 - DURATION OF PLAN

         The Plan shall remain in effect until terminated by the Board.

                       SECTION 9 - UNITS SUBJECT TO PLAN

         The aggregate number of Units available to Participants because of Bonuses earned under the Plan may not exceed 800,000, subject to the subsequent grant of previously granted Shadow Units after forfeiture pursuant to Section
6.4 and subject to any adjustment that may be made in connection with an event described in Section 13. The number of Units transferred under the Plan shall be subject to increase by the number of Shadow Units credited to Participants' Accounts with respect to Partnership Distributions pursuant to Sections 6.3 and shall also be subject to any adjustment that may be made in connection with an event described in Section 13.

                        SECTION 10 - FUNDING OF THE PLAN

         Although the Company may cause Units that are subject to be transferred pursuant to the terms of the Plan or are otherwise reserved and other funds reserved for use under the Plan and other Incentive Plans to be held under a grantor trust agreement, the Plan is unfunded. Benefits under the Plan shall be paid from the general assets of the Company. A Trust, which shall be intended to be a "grantor trust" within the meaning of section 671 of the Code, shall be established pursuant to a trust agreement, to assist the Company in meeting its obligations under the Incentive Plans. Such trust agreement shall provide that the Trust may invest in Units. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Partnership, the Board (or any of its members), or the Committee (or any of its members) and any Participant, any Beneficiary, or any other person. Although the Company may establish an accounting reserve with respect to future payments under the Plan, no reserve or set aside amounts shall imply any rights of any Participant therein. Any reserve or set aside shall be fully subject to the claims of the Company's creditors to the same extent as the general assets of the Company. To the extent that any person acquires a right to receive Units from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in this Plan shall be construed to give any Participant an ownership interest in, or the right to receive distributions from the Partnership with respect to any Shadow Units credited to the Participant's Account or any Units subject to a transfer related to such Shadow Units until such Units have been transferred to the Participant pursuant to the terms of the Plan.

         The trust agreement creating the Trust shall contain procedures substantially to the following effect which may be revised to the extent deemed desirable by the Company for the purpose of ensuring that Participants will not be in constructive receipt of income or incur an economic benefit for federal income tax purposes because of the adoption or maintenance of the Trust:

                 (a) The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this trust agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                 (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                 (c) The Board and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

                 (d) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                 (e) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in the trust agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Incentive Plans or otherwise.

                 (f) The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with the provisions of the trust agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                 (g) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to subsection (e) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Incentive Plans for the period of such discontinuance, less the aggregate amount of any payments made to Incentive Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

          SECTION 11 - TRANSFERS OF UNITS AND PAYMENTS UNDER THE PLAN

                 (a) Within 30 business days after the expiration of the Performance Period with respect to Shadow Units attributable to the Bonus earned by a Participant for any Plan Year, the Company shall deliver or cause to be delivered to the Participant certificates for a number of Units equal to the whole number of such Shadow Units as of the expiration of the Performance Period and cash with respect to any fractional Shadow Unit credited to such Participant's Account in an amount equal to the product of such fraction and the Market Price of a Unit on the date the Performance Period expires.

                 (b) The principal purpose of the Unit Portion of a Participant's Bonus under the Plan is to provide the Participant with a continuing long-term investment in the Partnership. In order to accomplish that principal purpose, it is imperative that a Participant's rights under the Plan with respect to the Unit Portion of any Bonus earned generally be required to remain in the form of Shadow Units until the expiration of the Performance Period with respect to the Shadow Units attributable to any Bonus. Accordingly, in the event that a court of competent jurisdiction finally determines that the Company is obligated to distribute to a Participant, Beneficiary or any other person certificates for any Units reflecting Shadow Units credited to a Participant's Unit Portion Account prior to the expiration of the Performance Period with respect to the Participant or the Committee determines the distribution of such certificates is appropriate, the certificates so distributed to such Participant, Beneficiary or other person shall be restricted as to transferability until the date that the Performance Period would have expired with respect to such Shadow Units had the certificates not been distributed to the Participant, Beneficiary or other person and remained subject to the Plan, and each such Unit certificate shall bear the following legend:

                 The transferability of this certificate and the Units represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) applicable to the Shadow Units to which the Units represented by this certificate relate, all as contained in the Plum Creek Management Company, L.P. Management Incentive Plan. A copy of the Plan is on file in the office of the Plum Creek Management Company; 999 Third Avenue, Suite 2300; Seattle, Washington 98104.

                        SECTION 12 - SECURITIES MATTERS

                 (a) Subject to Section 11, the Partnership shall use its best efforts to assure that any securities distributed to Participants hereunder are marketable at the time of distribution, including, to the extent required under applicable law, effecting the registration pursuant to the Securities Act of any Units to be distributed hereunder or effecting similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Partnership shall not be obligated to cause to be issued or delivered any certificates evidencing Units awarded pursuant to the Plan unless and until the Partnership is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which Units are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Units pursuant to the terms hereof, that the recipient of such Units make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

                 (b) Without limitation on the Committee's powers pursuant to this Section 12, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may (i) restrict a Participant's ability to sell Units distributed to such Participant pursuant to this Plan until the expiration of 6 months (or such other period as the Committee deems appropriate) after the date as of which the Shadow Units relating thereto were credited to the Participant's Account, (ii) in lieu of distributing Units with respect to Shadow Units that were credited to a Participant's Account within 6 months (or such other period as the Committee deems appropriate) prior to the expiration of the respective Performance Period, distribute a cash amount equal to the Market Price of such Units as of the expiration of the Performance Period, or (iii) impose such other conditions on the exercise of any election under the Plan or in connection with any distribution under the Plan as the Committee deems appropriate.

             SECTION 13 - ADJUSTMENT OF ACCOUNTS IN CERTAIN EVENTS

                 (a) Unless the Committee otherwise determines, a Participant's Account shall be adjusted to reflect any securities, cash and other property received with respect to Units equal in number to the Shadow Units credited to such Participant's Account as a result of any Unit distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of Units or similar change or any other event that the Committee, in its sole discretion, deems appropriate. The purpose of this adjustment is to treat Participants as if they were unitholders of Units with respect to the number of Shadow Units credited to their Accounts. However, the Committee may convert any securities, cash or other property that would have been received in respect of Units into an equivalent number of Shadow Units to be credited to the Participant's Account, or may provide that any security received in respect of Units shall be substituted for Units under the Plan.

                 (b) In the event of any change in the number of Units outstanding by reason of any Unit distribution or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of Units or similar change or any other event that the Committee, in its sole discretion, deems appropriate, the maximum aggregate number of Units subject to the

         Incentive Plans and the number of Shadow Units credited to the Accounts of Participants shall be appropriately adjusted by the Committee. In the event of any change in the number of Units outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of Units subject to the Incentive Plans and the Shadow Units credited to the Participant's Account under this Plan as the Committee may deem appropriate.

                 (c) A Participant shall have no rights as a result of any Unit distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of Units or similar change, except as may be determined by the Committee pursuant to this Section 13.

                   SECTION 14 - PAYROLL AND WITHHOLDING TAXES

         All federal, state, local and other withholding tax requirements, if any, attributable to a distribution shall be met pursuant to the following procedures:

                 (a) The Company and Related Companies shall have the right to withhold from any cash amounts payable to a Participant (including salary, bonus or any other amounts payable from the Company or any Related Company to the Participant) an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such Units or other payments pursuant to the Plan.

                 (b) The Company or Related Company shall have the right to require Participants to remit to the Company or Related Company in cash an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such Units or other payments pursuant to the Plan.

                 (c) At the election of the Participant, to the extent permitted by the Committee, the Participant shall deliver, or the Company or Related Company (or, if a distribution is to be made from the Trust, the Trustee) shall withhold, a number of such Units, the Market Price of which on the date the Units are to be distributed to the Participant is determined by the Committee to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law.

                 (d) If a Participant is subject to Section 16(b) of the Exchange Act, the Committee may prescribe such requirements or limitations on the Participant's ability to elect the withholding options contained in Section 14(c) as may be required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption.

                     SECTION 15 - TERMINATION AND AMENDMENT

         The Plan may be terminated with respect to any or all Participants at any time by the Board. Subject to Section 11 hereof, in order to meet the benefit obligations under the Plan upon such termination, the Company shall deliver or cause to be delivered to each Participant with respect to whom the Plan has been terminated a certificate for a number of Units equal to the whole number of Shadow Units credited to such Participant's Account as of the date the Plan was terminated and cash with respect to any fractional Shadow Units credited to such Participant's Account, in an amount equal to the product of such fraction and the Market Price of a Unit as of the date the Plan was terminated. The Plan may be amended by the Board from time to time in any respect; provided that if the Committee, in its sole discretion, deems it appropriate or advisable to comply with Rule 16b-3 or any comparable or successor rule or regulatory requirement, the approval of security holders shall be necessary to adopt any amendment to the extent that the adoption of such amendment without such approval would cause the Plan to no longer comply with Rule 16b-3 or any comparable or successor rule or regulatory requirement. No amendment or termination shall be made that would impair the rights of any Participant in any Shadow Unit theretofore credited or any Unit theretofore transferred, without such Participant's prior written consent; provided that the Company may amend the Plan and the Trust from time to time in such a manner as may be necessary to avoid having the trust agreement pursuant to which the Trust is created, the Incentive Plans or the Trust being subject to ERISA and to avoid the current taxation of the assets held in the trusts established in connection with the Incentive Plans to Participants. Neither a Participant's incurring any income tax liability nor the loss of an investment opportunity as a result of the termination of the Plan shall be considered an impairment of the rights of a Participant.

      SECTION 16 - BENEFICIARIES, PERMITTED TRANSFEREES, AND OTHER PAYEES

         16.1 Designation of Beneficiary. Each Participant shall have the right to designate in writing from time to time a Beneficiary by filing a written notice of such designation with the Committee. A Participant's designation of a Beneficiary may be revoked by filing with the Committee an instrument of revocation or a later designation. Any designation or revocation shall be effective when received by the Committee. In the event of the death of a Participant, any payment required to be made hereunder to such Participant shall be made to such Participant's Beneficiary. Unless the Participant's Beneficiary designation provides otherwise, no person shall be entitled to benefits upon the death of the Participant unless such person survives the Participant. If the Beneficiary designated by a Participant does not survive the Participant or if the Participant has not made a valid Beneficiary designation, the Participant's Beneficiary shall be the Participant's estate. No payment shall be made after the death of a Participant with respect to the Participant's Account, unless the Committee shall have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.

         16.2 Nontransferability. Except as provided in Section 16.1, no Shadow Units credited to the Participant's Account under the Plan, no Units subject to transfer that have not yet been transferred to Participants pursuant to the Plan, no interest in any trust that may hold Units for the purpose of meeting the Company's obligations under the Incentive Plans, and no other interest or right of a Participant under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (except by will or by the laws of descent and distribution), or in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto, or be subject to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, and bankruptcy.

         16.3 Incapacity of Participant or Beneficiary. If the Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative), may in the sole discretion of the Committee, be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.


                    SECTION 17 - EFFECT OF REVOCATION EVENT

         Upon the occurrence of a Revocation Event, the Board may, in its sole discretion, elect to terminate the Plan, the Trust, or any Participant's Account. The Company shall, in its sole discretion, (a) pay to each Participant whose Account is terminated, as soon as practicable after the date of such termination, a lump sum in cash equal to the Market Price of a Unit multiplied by the aggregate number of Shadow Units reflected in each Participant's Account as of the date of such termination or (b) distribute to each Participant whose Account is terminated, as soon as practicable after the date of such termination, a number of Units equal to the number of Shadow Units reflected in the Participant's Account. If it is finally determined in a proceeding, which the Company either controls or was offered the right to control and declines, that the Participant has an interest in the Trust that is taxable to the Participant notwithstanding any termination of such Participant's Account, the Company shall pay or distribute the Participant's interest (whether or not the Board has previously elected to terminate the Plan, the Trust or the Participant's Account) in accordance with either (a) or
(b) of the preceding sentence.

                       SECTION 18 - RIGHTS OF EMPLOYMENT

         Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Related Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Related Company.

               SECTION 19 - REQUIREMENTS OF LAW AND GOVERNING LAW

         19.1 Requirements of Law. The transfer of Units under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         19.2 Governing Law. The Plan and all agreements under the Plan shall be construed in accordance with and governed by the laws of the State of Washington.


                                          PLUM CREEK MANAGEMENT COMPANY, L.P.

                                          ____________________________________

                                          ____________________________________
                                          Date